UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 13, 2005

Ormat Technologies, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 001-32347

Delaware	No. 88-0326081
(State of Incorporation)	(I.R.S. Employer Identification No.)
980 Greg Street, Sparks, Nevada	89431
(Address of principal executive offices)	(Zip code)

  Not Applicable

(Former name or former address, if changed since last report)

Registrant's telephone number, including area code: (775) 356-9029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 1.02	Termination of a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01	Other Events
Signatures
Exhibit Index
Exhibit 99
Ex-99.1	Press Release

Item 1.01. Entry into a Material Definitive Agreement.

On December 8, 2005, Ormat Technologies, Inc. (the ‘‘Registrant’’) announced that its consolidated indirect subsidiary, OrCal Geothermal Inc. (the ‘‘Issuer’’), issued $165 million principal amount of senior secured notes due 2020 (the ‘‘Notes’’) and that each of the Issuer's wholly-owned direct and indirect subsidiaries, OrHeber 1 Inc., OrHeber 2 Inc., Heber Geothermal Company, Heber Field Company and Second Imperial Geothermal Company (the ‘‘Guarantors’’) executed guarantees (the ‘‘Guarantees’’) guaranteeing the Issuer's payment obligations pursuant to the Notes.

The Notes were issued pursuant to an indenture (the ‘‘Indenture’’), dated as of December 8, 2005, by and among the Issuer, the Guarantors, and Union Bank of California, N.A., as trustee (the ‘‘Trustee’’). The Notes were purchased by an initial purchaser (the ‘‘Initial Purchaser’’) pursuant to the terms of a note purchase agreement (the ‘‘Note Purchase Agreement’’), dated as of December 2, 2005, by and among the Issuer, the Guarantors and the Initial Purchaser. The information contained in Item 2.03 of this Form 8-K regarding the terms of the Indenture, the Note Purchase Agreement and the Guarantees is incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

The net proceeds of the sale of the Notes were used to, among other things, prepay the full loan under the $154 million credit agreement (the ‘‘Credit Agreement’’), dated as of December 18, 2003, by and among the Issuer, as borrower, Beal Bank, S.S.B., as administrative agent, and the lenders party thereto from time to time. The prepayment of the Credit Agreement (consisting of principal, interest and premium) occurred concurrently with the issuance of the Notes on December 8, 2005. Pursuant to the Credit Agreement, the loan accrued at an interest rate determined on each anniversary date of the loan as the greater of 7.125%, which would have increased 0.50% starting December 18, 2011, or the three-month LIBOR plus 5.125%, with the margin stepping up after a certain number of years. The effective interest rate was capped pursuant to certain cap transactions at 6% for the period between March 30, 2007 and March 31, 2011. The original maturity date under the Credit Agreement was December 18, 2019.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Issuer sold the Notes to the Initial Purchaser in a private placement pursuant to the Note Purchase Agreement. The Note Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Issuer, on the one hand, and the Initial Purchaser, on the other hand, have agreed to indemnify each other against certain liabilities.

The closing of the sale of the Notes occurred on December 8, 2005. The Notes were not registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), and were sold to the Initial Purchaser on a private placement basis in reliance on the exemption from registration provided by Rule 144A of the Securities Act. The Notes were resold to non-U.S. persons in offshore transactions in reliance on Regulation S of the Securities Act and in the United States to U.S. persons who are qualified institutional buyers within the meaning of Rule 144A of the Securities Act and qualified purchasers within the meaning of the Investment Company Act of 1940, as amended. The Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Pursuant to the Indenture, the Issuer issued the Notes, which bear interest at 6.21% per annum on the principal amount from December 8, 2005, payable semi-annually in arrears on June 30 and December 30 of each year, beginning June 30, 2006. The Notes will have a final maturity date of December 30, 2020. The Notes constitute the Issuer's senior secured indebtedness and rank equally in right of payment with all of the Issuer's existing and future senior secured indebtedness and rank senior in right of payment to all of the Issuer's existing and future subordinated indebtedness. The Notes are guaranteed by each of the Guarantors. Each Guarantee ranks equally in right of payment with all of the relevant Guarantor's existing and future senior secured indebtedness and ranks senior in right of payment to all of the relevant Guarantor's existing and future subordinated indebtedness. The Issuer may, at its option, redeem all or a portion of the Notes at any time at a redemption price equal to the principal amount of the Notes to be redeemed, plus a ‘‘make-whole’’ premium and accrued interest to the redemption date. Upon the occurrence of certain loss events, eminent domain events, title defect events and other similar events, the Issuer will be required to redeem the Notes at a price equal to the principal amount of the Notes to be redeemed, together with accrued interest to the redemption date.

Item 8.01. Other Events.

On December 8, 2005, the Registrant issued a press release announcing that the Issuer had closed the previously announced private offering of $165 million of its 6.21% senior secured notes due 2020. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibits

The following exhibits are furnished as part of this report on Form 8-K:

99.1	Press release of the Registrant dated December 8, 2005.

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are ‘‘forward-looking statements’’ as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see ‘‘Risk Factors’’ as described in the Company's Annual Report on Form 10-K/A for the fiscal year ending December 31, 2004, filed with the Securities and Exchange Commission on April 12, 2005.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC. (Registrant)
By /s/ Yehudit Bronicki Yehudit Bronicki Chief Executive Officer

Date: December 13, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Registrant dated December 8, 2005